YEONGNAM HOUSING FINANCE CO. , LTD.




                            CORPORATE BONDS SERIES #8





                             UNDERWRITING AGREEMENT




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         Yeongnam  Housing  finance Co.,  Ltd.  (hereinafter  referred to as the
"first party") hereby issues its corporate bonds Series #* in the total offering amount of Give Billion Won (hereinafter referred to as the " Issue") in accordance with Article 9 (1) of the Credit Card Business Law and Daewoo Securities Co., Ltd. (hereinafter referred to as the " second party") hereby agrees to underwrite the Issue pursuant to the terms and conditions as set forth below :

Article 1 (Underwriting the Entire Issue)
-----------------------------------------

(1) The first party retains the second party to underwrite the entire issue of the following corporate bonds and the second party accepts same :

(2) The Issue shall be allocated to the following underwriters as below :

-          Second party : Daewoo Securities Co., Ltd.
-          Amount of the Entire Issue : Five Billion Won.

(3) The second party may change the amount allocated to each underwriter as necessary before the closing of subscription.

Article 2 (Terms and conditions of Issue)
-----------------------------------------

(1)      The terms and conditions of the Issue shall be as follows :

(i)        Issuer : Yongnanm Housing Finance Co., Ltd.

(ii) Total amount of capital. Reserve and surplus : 19,842,217,114 Won as of Mar 31, 1997
           10 times of the above amount : 198,422,171,140 Won
           Name of the issue : Yeongnam Housing finance Co., Ltd. Corporate bonds Series #8

(a) Characteristics of the issue : Bearer, interest bearing bonds issued under Article 9 of the Credit Card Business Law.

(b)      Total amount of the issue : Five billion won.

(c) Method if issue : The Issue shall be registered and separate bond certificates will not be issued.

(d)        Class : One class of one hundred million Won certificates.

(e) Number of bonds : splitting and combining : Issued as bearer bond only : splitting and combining not permitted.

(f)      Offering amount : 100% of the face amount

(g) Interest rate : 11.00% p.a from the issue date to the day before the maturity

(h) Method and time of redemption : Lump sum redemption on May 9, 2000 (the next business day if it is a bank holiday)

(i) Interest payment : Interest shall be paid every three months on the following dates : August 9, 1997 : November 9, 1997 : February 9, 1998 : May 9, 1999 : August 9, 1999 : November 9, 1999 : February 9, 2000 :
         May 9, 2000. However, if any of the above dates falls on a bank holiday, interest will be paid on the next business day.

(j) Overdue interest : In the event the aforementioned redemption or interest payment is not made on the due dates, the issuer shall pay late charges from the due date to the actual payment at the maximum rate fixed by the Bank of Korea (in the absence thereof, the maximum rate fixed by a commercial bank chartered under the Banking Law which has its main office in Seoul).

(k) Place of redemption and interest payment : Business Department and branch offices at each province capital of Taegu Bank, Ltd.

(2)  Sales of Issue

(i)      Date of sale : May 9, 1997

(ii)     Subscription payment date : May 9, 1997

(iii)    Issue  amount  settlement  date : May 9, 1997 (iv)  Issue date : May 9,
         1997

(v) Place of subscription payment : Business Department and branch offices at each province capital of Taegu Bank, Ltd.

(vi)     Others :

         (A)      Date and place of delivery of certificate of registration :

                  (a) On or before May 9, 1997, the first party shall deliver or have the registrar deliver to the second party certificate of registration for the entire amount of the Issue or, for issue subject to Article 174 (5) of the Securities Exchange Law, shall make an entry of the number of issue into the second party's depository account book prepared and maintained by Korea Securities Depositary.

                  (b) With   respect   to  receipt   of   subscription   deposit
                      collateralized for the use of bond subscription funds, the first party shall deliver or have the underwriter deliver or have the underwriter deliver to Korea securities Finance Co., Ltd. Bonds or certificate of filed pledge, with the Korea Securities finance Co., Ltd. As the secured party.

         (B) Registrar of the Issue : Korea Securities Depositary (Date Designation of registrar filed : )

         (C)      Interest shall begin to accrue from May 9, 1997.

         (D) Deposit money shall be applied to the subscription payment as of May 9, 1997 and there shall be no interest on the deposit money. (E) The form of the certificate of registration shall be as established by the registrar.

Article 3 (application for Registration)
----------------------------------------

           The second party shall prepare application form and two certificates of specimen of seal and shall apply for the registration with the registrar on the subscription payment date. If it is a package registration application under
Article 174 (5) of the Securities Exchange Law, the second party shall notify the first party of the details of the package registration application so that the first party may supply the necessary information.

Article 4 (Obligations to Pay Principal and Interest)
-----------------------------------------------------

(1) The first party shall be wholly responsible for payment of principal and interest on the Issue.

(2) The  first  party  shall be  responsible  for late  charges  as set forth in
Article 2 (1) (xiii).

Article 5 (Other Responsibilities)
----------------------------------

(1) The first party shall indemnify and hold the second party harmless from and against any and all claims or damages that may arise in connection with the issuing of the Issue.

(2) The first parry shall be wholly responsible for any default on any provision hereof.

Article 6 (Commission)
----------------------

           The first party agrees to pay the second party commission in the amount for 186,500,000 Won corresponding 3.73% of 5 billion Won in cash on the day of subscription payment of this Issue.

Article 7 (Distribution of Commission)
--------------------------------------

(1) The second party shall distribute the commission, after deducting all the costs and expenses, 0% to the managing underwriter and 100% to the underwriters in proportion of the underwriting amount.

(2) The costs and expenses in Article 7 (1) above shall mean stamp taxes to be affixed to this Agreement.

Article 8 (special Provisions)
------------------------------

           The first party agrees to promptly notify the second party of nay of the following events occurring after the completion of sale of the Issue until the redemption date :

(i) Dishonor of the first party's notes or checks or suspension of the first part's bank transaction.

(ii) Suspension or change of the whole or part of the first party's business.

(iii) Change of the object of the first party's business.

(iv) Serious loss by the first party due to fire, etc.

(v) Attempt for merger or acquisition by the first party.

(vi) Commencement of revaluation of assets and report of revaluation by the first party pursuant to Revaluation of Assets Law.

(vii) Investment of more than 5% of the capital of the first party into another corporation.

(viii) Borrowing an amount in excess of 20% of the capital of the first party.

Article 9 (submission of Information)

           The first party agrees to always comply with the second party's demand to review or submit financial statements until all the principal and interest on the Issue are fully repaid.

Article 10 (Resolution of Disputes)
-----------------------------------

           Any matters that are not set forth in this Agreement shall be amicably resolved in accordance with the established custom of the trade.

           This Agreement is executed in duplicate, each of which shall be kept by each party. Stamp taxes shall be paid by each party.

Dated : May 9, 1997

The first party :

                  Yeongnam Housing Finance Co., Ltd.
                  286-1 Shinchun-Dong
                  Dong-Gu, Taegu
                  By : Chang Ho Park, President
                      (Corporate seal affixed)

The second party :
                  Daewoo Securities Co., Ltd.
                  34-3 Yoido-Dong
                  Youngdeungpo-Gu, Seoul
                  By : Chang Hee Kim, President
                      (Corporate seal affixed)